UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2023

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Town Square, Suite 400

Alpharetta, Georgia 30005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ALIM	The NASDAQ Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A&R Employment Agreement with Richard S. Eiswirth, Jr.

On December 11, 2023 (the “Effective Date”), Alimera Sciences, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Employment Agreement with Richard S. Eiswirth, Jr. (the “A&R Employment Agreement”), pursuant to which Mr. Eiswirth will continue to serve as the Company’s President and Chief Executive Officer. The A&R Employment Agreement amends and restates Mr. Eiswirth’s employment agreement with the Company dated January 2, 2019. The Company also awarded Mr. Eiswirth a one-time special cash bonus of $125,000 to be paid in a lump sum in recognition of Mr. Eiswirth’s leadership and significant contributions to the Company, including in connection with the Company’s acquisition of the YUTIQ commercialization rights and the improvement of the Company’s capital structure and balance sheet through the Company’s recent equity and debt financings.

The A&R Employment Agreement provides that Mr. Eiswirth will be entitled to receive an annual base salary of $603,200. In addition, Mr. Eiswirth will continue to be eligible to participate in the Company’s Management Cash Incentive Program, and, beginning with the fiscal year 2024, his target annual bonus amount may not be reduced to an amount below 65% of his then-current base salary. For fiscal year 2023, Mr. Eiswirth’s target bonus shall be $369,460.

Pursuant to the A&R Employment Agreement, Mr. Eiswirth will continue to receive all other benefits generally available to the Company’s executive officers. In addition, the Company will maintain disability insurance for Mr. Eiswirth’s benefit with substantially the same benefits and conditions as provided to him before the Effective Date, but in no event will the Company be obligated to pay an annual aggregate premium in excess of three times the annual aggregate premium paid by the Company for coverage as of immediately before the Effective Date.

The A&R Employment Agreement provides that, in the event of a “change in control” of the Company (as defined in the A&R Employment Agreement), any of Mr. Eiswirth’s performance-based vesting equity grants that are outstanding and unvested as of the effective date of such change in control will fully vest. If the change in control consists of a merger or consolidation of the Company, then all outstanding and unvested equity awards will fully vest unless otherwise provided by the transaction document.

Mr. Eiswirth’s employment with us is “at will.” The A&R Employment Agreement provides certain severance benefits, including cash severance and vesting acceleration upon the occurrence of certain defined events, as described below, in each case, subject to Mr. Eiswirth’s execution and non-revocation of a release of claims.

•If the Company terminates Mr. Eiswirth’s employment without “cause” or if Mr. Eiswirth resigns for “good reason” (each as defined in the A&R Employment Agreement), then Mr. Eiswirth will be eligible to receive the following severance payments: (i) a cash severance payment equal to the sum of Mr. Eiswirth’s (A) annual base salary and (B) target annual bonus for the fiscal year of termination, payable in 12 equal monthly installments, (ii) earned bonus for the fiscal year of termination, payable no later than 2½ months after the close of the fiscal year of termination, (iii) one year of continuation coverage premium payments (or, if not permitted under applicable law, reimbursements thereof) under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and (iv) 12 months of additional vesting for any time-based vesting equity grants that are outstanding and unvested as of the termination date.

•If the Company terminates Mr. Eiswirth’s employment without cause or if Mr. Eiswirth resigns for good reason, in each case, at any time within three months before and 18 months after a change in control of the Company, then Mr. Eiswirth will be eligible to receive the following severance payments and benefits: (i) a cash severance payment equal to 150% of the sum of Mr. Eiswirth’s (A) annual base salary and (B) target annual bonus for the fiscal year of termination, payable in 18 equal monthly installments, (ii) earned bonus for the fiscal year of termination, payable no later than 2½ months after the close of the fiscal year of termination, (iii) 18 months of COBRA continuation coverage premium payments (or, if not permitted under applicable law, reimbursements thereof), and (iv) 100% vesting acceleration of any time-based vesting equity grants that are outstanding and unvested as of the termination date.

•If Mr. Eiswirth’s employment is terminated due to a disability or in the event of his death, Mr. Eiswirth (or his estate, as applicable) will be eligible to receive the following payments and benefits: (i) base salary through the end of the month of termination or death (as applicable), (ii) earned bonus for the fiscal year of termination, payable no later than 2½ months after the close of the fiscal year of termination or death (as applicable), (iii) 18 months (12 months for dependents in the case of Mr. Eiswirth’s death) of COBRA continuation coverage premium payments (or, if not permitted under applicable law, reimbursements thereof), and (iv) 100% vesting acceleration of equity grants that are outstanding and unvested as of the termination date or date of death (as applicable).

•If Mr. Eiswirth’s employment is terminated for any reason (other than by the Company with cause or by the executive other than for good reason), his outstanding options or other outstanding equity rights shall remain exercisable for the lesser of three years following termination or remaining term of the option or other right.

The description of the A&R Employment Agreement is qualified by reference to the full text of the A&R Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Employment Agreement with Todd Wood

On December 11, 2023 (the “Effective Date”), the Company entered into an Employment Agreement with Todd Wood (the “Wood Employment Agreement”), pursuant to which Mr. Wood will serve as the Company’s President of U.S. Operations. A copy of the press release announcing Mr. Wood’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The Wood Employment Agreement provides that Mr. Wood will be entitled to receive an annual base salary of $415,000. In addition, beginning with the fiscal year 2024, Mr. Wood will be eligible to participate in the Company’s Management Cash Incentive Program. His initial target annual bonus amount will be up to 45% of his annual base salary and may not be reduced to an amount below 45% of his then-current base salary.

On the Effective Date, pursuant to the Wood Employment Agreement, Mr. Wood was granted a one-time inducement nonstatutory stock option entitling him to purchase up to 125,000 shares of Common Stock (the “Sign-On Option”) pursuant to the terms and conditions of a standalone stock option agreement outside of the Company’s 2023 Equity Incentive Plan and attached hereto as Exhibit 10.3. The exercise price per share subject to the Sign-On Option is equal to closing price per share of the Common Stock on the date of grant.

Subject to the approval of the Compensation Committee, Mr. Wood will receive two additional inducement grants:

•A grant of 125,000 restricted stock units representing a notional account equal to a corresponding number of shares of Common Stock (the “RSUs”). The RSUs are subject to the following vesting schedule: 25% of the grant will become vested and exercisable on the first anniversary of the Effective Date, and the remaining portion of the grant will become vested and exercisable, as applicable, in equal monthly installments over the following thirty-six (36) months, subject to Mr. Wood’s continuous employment with the Company on each such vesting date.

•A grant of 125,000 performance stock units representing a notional account equal to a corresponding number of shares of Common Stock (the “PSUs”), the vesting of which will be conditioned on the satisfaction of certain performance metrics as further described in the Wood Employment Agreement.

Pursuant to the Wood Employment Agreement, Mr. Wood will also receive all other benefits generally available to the Company’s executive officers.

Mr. Wood’s employment with us is “at will.” The Wood Employment Agreement provides certain severance benefits, including cash severance and vesting acceleration upon the occurrence of certain defined events, as described below, in each case, subject to Mr. Wood’s execution and non-revocation of a release of claims.

•If the Company terminates Mr. Wood’s employment without “cause” or if Mr. Wood resigns for “good reason” (each as defined in the Wood Employment Agreement), then Mr. Wood will be eligible to receive the following severance payments: (i) (A) if termination occurs prior to Mr. Wood’s completion of 6 months of continuous employment with the Company, a cash severance payment equal to Mr. Wood’s earned but unpaid annual base salary, if any, (B) if termination occurs between 6 and 12 months’ completion of continuous employment with the Company, a cash severance payment equal to the sum of Mr. Wood’s (1) earned but unpaid annual base salary, if any, and (2) 50% of Mr. Wood’s then-current annual base salary, payable in 6 equal monthly installments, (C) if termination occurs between 12 and 24 months’ completion of continuous employment with the Company, a cash severance payment equal to the sum of Mr. Wood’s (1) earned but unpaid salary, if any, and (2) 75% of Mr. Wood’s then-current annual base salary payable in 9 equal monthly installments, and (D) if termination occurs at any time after Mr. Wood’s completion of 24 months of continuous employment with the Company, a cash severance payment equal to the sum of Mr. Wood’s (1) earned but unpaid salary, if any, and (2) 100% of Mr. Wood’s then-current annual base salary, payable in 12 equal monthly installments; (ii) earned bonus for the fiscal year of termination, payable no later than 2½ months after the close of the fiscal year of termination; (iii) COBRA continuation coverage premium payments (or, if not permitted under applicable law, reimbursements thereof) for the corresponding 6-, 9- or 12-month periods following the termination, as applicable, or, if earlier, until Mr. Wood is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer; and (iv) 12 months of additional vesting for any time-based vesting equity grants that are outstanding and unvested as of the termination date.

•If the Company terminates Mr. Wood’s employment without cause or if Mr. Wood resigns for good reason, in each case, at any time within three months before and 12 months after a change in control of the Company, then Mr. Wood will be eligible to receive the following severance payments and benefits: (i) a cash severance payment equal to 100% of the sum of Mr. Wood’s (A) annual base salary and (B) target annual bonus for the fiscal year of termination, payable in 12 equal monthly installments, (ii) annual bonus for the fiscal year of termination, payable no later than 2½ months after the close of the fiscal year of termination, (iii) 18 months of COBRA continuation coverage premium payments (or, if not permitted under applicable law, reimbursements thereof), (iv) 100% vesting acceleration of any time-based vesting equity grants that are outstanding and unvested as of the termination date, and (v) 100% vesting acceleration of any of Mr. Wood’s PSUs that are outstanding and unvested for the measurement year in which the change in control occurs if the trajectory of the revenue for the year is on pace to exceed the revenue target in the year of the change in control as of the date of the change in control (as further described in the Wood Employment Agreement).

•If Mr. Wood’s employment is terminated due to a disability or in the event of his death, Mr. Wood (or his estate, as applicable) will be eligible to receive the following payments and benefits: (i) base salary through the end of the month of termination or death (as applicable), (ii) bonus for the fiscal year of termination, payable no later than 2½ months after the close of the fiscal year of termination or death (as applicable), (iii) 12 months of COBRA continuation coverage premium payments (or, if not permitted under applicable law, reimbursements thereof), and (iv) 100% vesting acceleration of equity grants that are outstanding and unvested as of the termination date or date of death (as applicable).

The description of the Wood Employment Agreement is qualified by reference to the full text of the Wood Employment Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of December 11, 2023, by and between Alimera Sciences, Inc. and Richard S. Eiswirth, Jr.
10.2	Employment Agreement, dated as of December 11, 2023, by and between Alimera Sciences, Inc. and Todd Wood
10.3	Inducement Stock Option Agreement, dated as of December 11, 2023, by and between Alimera Sciences, Inc. and Todd Wood (Non-Plan Inducement Award)
99.1	Press Release, dated as of December 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALIMERA SCIENCES, INC.

Date: December 12, 2023	By:	/s/ Russell L. Skibsted
	Name:	Russell L. Skibsted
	Title:	Chief Financial Officer and Senior Vice President